Exhibit 23.10

020 7418 1300

May 18, 2005

Re:	Royal Dutch Shell plc – Registration Statement on Form F-4 dated May 18, 2005 (the “Registration Statement”)

Royal Dutch Shell plc
Carel van Bylandtlaan 30
2596 HR The Hague
The Netherlands

Ladies and Gentlemen:

     We represented Royal Dutch Petroleum Company and The “Shell” Transport and Trading Company, Public Limited Company (together the “Group”) in connection with an internal investigation on behalf of and at the direction of the Group Audit Committee with respect to the recategorization of proved hydrocarbon reserves as disclosed in the Group’s press releases of January 9, 2004. In that capacity, we delivered our interim report dated March 1, 2004 (the “Interim Report”) and our report dated March 31, 2004 (the “Report”) to the Group Audit Committee.

     We hereby consent (1) to the filing of this letter as an exhibit to the Registration Statement, (2) to the use of our name and the references to the Interim Report and/or the Report, as the case may be, in the prospectus which forms part of the Registration Statement and in the Annual Report on Form 20-F of the Group for the year ended December 31, 2004, as amended (the “20-F”) incorporated therein by reference and (3) the summary of certain sections of the findings and recommendations in the Report set forth under the headings “Discussion and Analysis of Financial Condition and Results of Operations – Controls and Procedures”, “Notes to the Financial Statements [of Royal Dutch Shell Petroleum Company] – Note 3 Restatement of previously issued Financial Statements – First Reserves Restatement”, “Notes to the Financial Statements [of The “Shell” Transport and Trading Company, Public Limited Company] – Note 3 Restatement of previously issued Financial Statements – First Reserves Restatement” and “Notes to the Financial Statements [of Royal Dutch / Shell Group of Companies] – Note 2 Restatement of previously issued Financial Statements – First Reserves Restatement” of the 20-F. In providing this consent, we do not admit that we are “persons” within the meaning of Section 7(a) or 11(a)(4) of the Securities Act of 1933, as amended, or “experts” within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement or the 20-F.

Very truly yours,

/s/ Davis Polk & Wardell
Davis Polk & Wardell